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                                                                  EXHIBIT 10.33


                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT

         This Amendment No. 1 (this "Amendment") to that certain Employment Agreement entered into effective as of March 27, 1998, by and between Ocean Energy, Inc., a Delaware corporation ("Company"), and John B. Brock ("Employee," and such employment agreement, the "Employment Agreement") is entered into as of November 24, 1998 (the "Amendment Date") between the Company and Employee.

         WHEREAS, the Company anticipates entering into an Agreement and Plan of Merger with Seagull Energy Corporation, a Texas corporation ("Seagull"), pursuant to which the Company will merge with and into Seagull, with Seagull being the surviving corporation (the "Merger"); and

         WHEREAS, in anticipation of the Merger, the Company and Employee desire to amend certain provisions of the Employment Agreement, with all such amendments to be effective as of the consummation of the Merger, except the amendment to Section 7(b) of the Employment Agreement which shall be effective as of the Amendment Date;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Amendment, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Upon the consummation of the Merger, Section 2 of the Employment Agreement shall be amended by adding the following sentence at the end of such section:

                  "Furthermore, notwithstanding any other sentence of this
                  Section 2, Employee shall retire as an employee of the Company (the "Retirement") effective as of the consummation of the merger of the Company with and into Seagull Energy Corporation ("Seagull"), with Seagull being the surviving corporation (the "Surviving Company," and the transaction being referred to as the "Merger") at which time the retirement shall be treated as a resignation for Good Reason pursuant to Section 7(e) hereof."

         2. Upon the consummation of the Merger, Section 3 of the Employment Agreement shall be amended by adding the following sentence at the end of such section:

                  "Subject to any retirement requirements for members of the Board of Directors of the Surviving Company, upon the expiration of Employee's term as member of the Board of Directors of the Surviving Company, a position to which he is to be elected effective as of the consummation of the Merger, the Surviving Company agrees to use its reasonable best efforts to cause Employee to be re-elected or re-appointed as member of the Board of Directors of the Surviving Company for a three year term."




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         3. Upon the consummation of the Merger, Section 6 of the Employment
Agreement shall be amended by adding the following sentence at the end of such section:

                  "The Surviving Company agrees to amend the Company's Supplemental Benefit Plan (the "SBP") to permit up to twenty-two percent (22%) of any payments made under clause (A) of Section 7(c) hereof to be deferrable under the SBP. In the event of a Termination, the Company agrees, if necessary, to provide for the establishment of a rabbi trust for the accounts covered by the SBP in the event of a change in control. In addition, the Surviving Company also agrees to amend the SBP to provide for the establishment of a rabbi trust for the accounts covered by the SBP in the event of a Change in Control. A "Change in Control" for purposes of the preceding sentence shall occur if (i) the Surviving Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Surviving Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) the Surviving Company is to be dissolved and liquidated, or (iv) as a result of or in connection with a contested election for the members of the Board of Directors of the Surviving Company such that the members constituting the Board of Directors of the Surviving Company immediately following the consummation of the Merger shall cease to constitute a majority of the Board of Directors of the Surviving Company."

         4. As of the Amendment Date, Section 7(b) of the Employment Agreement is deleted in its entirety and replaced with the following:

                  "(b) Death. If Employee's employment is terminated due to his death, Employee's spouse or estate, as the case may be, shall receive the same compensation and benefits set forth in
                  Section 7(c)(i)."

         5. Upon the consummation of the Merger, Section 7(c)(i) of the Employment Agreement is deleted in its entirety and replaced with the following:

                  "(i) The Surviving Company may terminate this Agreement and Employee's employment for any reason deemed sufficient by the Surviving Company upon notice as provided in Section 10. However, in the event that Employee's employment is terminated during the Term by the Surviving Company for any reason other than his Misconduct or Disability (as such terms are defined below), then, subject to Section 7(h) below: (A) within five


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                  business days of the Date of Termination, the Surviving
                  Company shall pay to Employee a lump sum amount in cash equal to three times the sum of (1) Employee's Base Compensation and
                  (2) Employee's Target Bonus; (B) for the 36-month period after such Date of Termination, the Surviving Company, at its sole expense, shall continue to provide or arrange to provide Employee (and Employee's dependents) with health insurance benefits no less favorable than the health plan benefits provided by the Surviving Company (or any successor) during such 36-month period to any senior executive officer of the Surviving Company (including after Employee's death if it occurs at the beginning of or during the 36-month period); provided, further, to the extent the coverage or benefits received are taxable to Employee, the Surviving Company shall make Employee "whole" on a net after tax basis; (C) on the Date of Termination all then outstanding Company or Surviving Company stock-based awards of Employee, whether under this Agreement, a Company or Surviving Company stock plan or otherwise, shall become immediately exercisable and payable in full, as the case may be, with any performance goals associated therewith being deemed to have been achieved at the maximum levels; (D) for the 36-month period after the Date of Termination, the Surviving Company shall pay, at a monthly rate of $6,250 for Employee's office rent, expenses, secretarial assistance, computers, and parking; (E) for the 36-month period after the Date of Termination, the Surviving Company shall continue to pay for the same club dues and Company related expenses of Employee for which the Surviving Company is paying on the Date of Termination, and, (F) in the case of Retirement only, and contingent upon continued service on the Board of Directors of the Surviving Company or the Surviving Company's successor, the Surviving Company shall grant Employee a stock option covering 25,000 shares of Surviving Company stock on terms and conditions substantially similar to those granted to outside directors on March 27, 1998 under the Company's 1998 Long Term Incentive Plan. Notwithstanding anything in this Agreement to the contrary, if any payment to Employee in respect of a Company or Surviving Company stock-based award would give rise to a short-swing profit liability to Employee under Section 16(b) of the Securities Exchange Act of 1934, then both the payment and the entitlement to payment thereof shall automatically be deferred until the earliest date at which the payment of such benefit would not result in a short-swing profit liability to Employee. The Surviving Company shall deem Employee "retired" for the purposes of all options granted to the Employee under all stock option plans sponsored by the Surviving Company or its-predecessors in order to permit Employee to have the maximum term possible under such plans in which to exercise such options."


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         6. Capitalized terms used in this Amendment, but not otherwise defined, shall have the meanings ascribed in the Employment Agreement.

         7. Unless otherwise expressly modified by this Amendment, all terms and conditions set forth in the Employment Agreement shall remain in full force and effect. The parties acknowledge that the only terms and conditions modified by this Amendment are those expressly set forth herein.

         8. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Texas without reference to rules relating to conflicts of law.

         9. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each party has executed, or has caused a duly authorized officer to execute, this Amendment as of the Amendment Date.


                                    OCEAN ENERGY, INC.




                                    By: /s/  Robert K. Reeves
                                       ----------------------------------------
                                       Name:  Robert K. Reeves
                                            -----------------------------------
                                       Position:  Exec. V.P. & General Counsel
                                                -------------------------------


                                    EMPLOYEE




                                    By:  /s/  John B. Brock
                                       ----------------------------------------
                                       JOHN B. BROCK



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